Exhibit 15.09

1800 West Loop South, Suite 1000, Houston, Texas 77027, USA

T +1 713 586 5950 F +1 713 586 5955 W www.rpsgroup.com

RPS Consent of Independent Consultant

We consent to the reference to our firm in the form and context in which they appear in this Annual Report on Form 20-F, and the inclusion of reports herein for CNOOC Limited filed with the Securities and Exchange Commission.

RPS,

By: /s/ Doug Matthys

Name: Doug Matthys

Title: Chief Operating Officer

Houston, Texas

March 30, 2017

United Kingdom I USA I Canada I Australia I Malaysia I Ireland I Netherlands I Singapore I Russia I Brazil I Africa